EX-99.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Academy Funds Trust with respect to the Innovator Matrix Income Fund, a series of Academy Funds Trust.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 9, 2011